CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporation by reference in Post-Effective Amendment No. 40 to the Registration Statement of Franklin High Income Trust on Form N-1A File No. 2-30203 of our report dated June 30, 1998, on our audit of the financial statements and financial highlights of Franklin High Income Trust, which report is included in the Annual Report to Shareholders for the year ended May 31, 1998, which is incorporated by reference in the Registration Statement.


                                    /s/PricewaterhouseCoopers LLP
                                       PricewaterhouseCoopers LLP



San Francisco, California
December 18, 1998